UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2024

Blue Biofuels, Inc.

(Exact name of registrant)

Nevada	000-54942	45-4944960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3710 Buckeye Street, Suite 120

West Palm Beach, FL 33410

(Address of principal executive offices and zip code)

(888) 607-3555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading Symbol	Name of each exchange on which registered
Common Stock	BIOF	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12 b-2 of the Series Exchange act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

SECTION 8 – Other Events

Item 8.01 Other Events.

Blue Biofuels, Inc. (“Blue Biofuels”) and Vertimass, LLC (“Vertimass”) have created a partnership to employ Vertimass’ proprietary Consolidated Alcohol Deoxygenation and Oligomerization (“CADO”) technology to produce sustainable aviation fuel (“SAF”), and renewable propane and butane (“rLPG”) as co-products, from ethanol. This new company, VertiBlue Fuels LLC (“VertiBlue Fuels”), is equally owned by Blue Biofuels Inc. and Vertimass.

VertiBlue Fuels has the immediate objective to build a facility in Florida, which is anticipated to produce an estimated 10 million gallons of SAF and 2 million gallons of rLPG in its first year. Upon completion, the Partnership intends to expand SAF production to approximately 70 million gallons and rLPG to 14 million gallons, annually. The facility will initially convert sugarcane ethanol, followed by using ethanol derived from Blue Biofuels’ CTS (Cellulose-to-Sugar) (“CTS”) technology. The creation of this partnership is a transition from technology development to production and represents the first step in building an end-to-end integrated continuous process for converting cellulosic biomass into SAF and other sustainable biofuels.

About Blue Biofuels, Inc.

Blue Biofuels is based in Florida and has the goal to produce biofuels through its developed Cellulose-to-Sugar technology. CTS is a sustainable, and renewable green energy system with the potential to achieve a near-zero carbon footprint. The CTS process can convert virtually any plant material – grasses, forestry products, and agricultural waste such as sugarcane bagasse and wheat straw — into sugars and lignin. Sugars are subsequently processed into biofuels, such as ethanol and sustainable aviation fuel, and lignin may be further processed into a variety of products. The CTS process is a patented and proprietary technology wholly owned by Blue Biofuels.

About Vertimass LLC

Vertimass LLC is based in Irvine, California with the mission to develop and widely license breakthrough technologies that substantially expand production of sustainable transportation fuels and chemicals that reduce greenhouse gas emissions and improve energy security and domestic economies. Commercialization of proprietary Vertimass technology can overcome the blend wall that currently impedes expansion of ethanol production from multiple sources of biomass and open up large new markets for aircraft and heavy-duty vehicle fuels and for chemicals not currently amenable to ethanol or other alcohols.

Special Note Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the Company’s actual results, performance, or achievements or industry results to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. These statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. The words “believes”, “may”, “will”, “should”, “would”, “could”, “continue”, “seeks”, “anticipates”, “plans”, “expects”, “intends”, “estimates”, or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Any forward-looking statements included in this press release are made only as of the date of this release. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure you that the projected results or events will be achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIOFUELS, INC.

By:	/s/ Benjamin Slager
Name:	Benjamin Slager
Title:	Chief Executive Officer

Dated: January 23, 2024